Exhibit 10.1

AMENDMENT NO. 1

TO CERTAIN OPERATIVE AGREEMENTS

THIS AMENDMENT NO. 1 TO CERTAIN OPERATIVE AGREEMENTS dated as of April 21, 2011 (this “Amendment”) is by and among CONVERGYS CORPORATION, an Ohio corporation (the “Lessee”); the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A to the Participation Agreement (hereinafter defined), individually, a “Guarantor” and collectively, the “Guarantors”); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the “Borrower” or the “Lessor”); the various banks and other lending institutions which are parties hereto from time to time as holders of the Credit Notes (subject to the definition of Credit Lenders in Appendix A to the Participation Agreement, individually, a “Credit Lender” and collectively, the “Credit Lenders”); the various banks and other lending institutions which are parties hereto from time to time as holders of the Mortgage Notes (subject to the definition of Mortgage Lenders in Appendix A to the Participation Agreement, individually, a “Mortgage Lender” and collectively, the “Mortgage Lenders”); (the Lessor, each Credit Lender and each Mortgage Lender may be referred to individually as a “Primary Financing Party” and collectively as the “Primary Financing Parties”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Participation Agreement.

W I T N E S S E T H

WHEREAS, the parties hereto are parties to that certain Amended and Restated Participation Agreement dated as of June 30, 2010 (as previously or hereinafter amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) and certain other Operative Agreements;

WHEREAS, the Lessee has requested certain amendments to the Operative Agreements;

WHEREAS, the parties hereto have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENTS

1. The following defined terms are hereby added to Appendix A to the Participation Agreement in appropriate alphabetical order:

“Cellular Interests” means the Lessee’s limited partnership interests in the Cellular JVs.

“Cellular JVs” means Cincinnati SMSA Limited Partnership and Cincinnati SMSA Tower Holdings LLC.

“Cellular Subsidiary” means any Subsidiary that is engaged in no business or business activity other than the ownership of Cellular Interests and activities incidental thereto.

“Information Management Business” means the Lessee’s business that provides billing and business support system (BSS) solutions.

2. The defined terms referenced below are hereby deleted in their entirety from Appendix A to the Participation Agreement and are replaced by the following:

“Applicable Percentage” means, for any day, with respect to any Eurodollar Loan or Eurodollar Lessor Advance or any ABR Loan or ABR Lessor Advance, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread - Credit Loans”, “Eurodollar Spread - Mortgage Loans”, “Eurodollar Spread - Lessor Advances”, “ABR Spread - Credit Loans”, “ABR Spread - Mortgage Loans”, or “ABR Spread - Lessor Advances”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

	Eurodollar Spread			ABR Spread
Index Debt Ratings	Credit Loans	Mortgage Loans	Lessor Advances	Credit Loans	Mortgage Loans	Lessor Advances

Category 1
BBB- or higher/Baa3 or higher	3.000%	3.000%	3.700%	2.000%	2.000%	2.700%
Category 2
BB+/Ba1	3.250%	3.250%	3.950%	2.250%	2.250%	2.950%
Category 3
BB/Ba2	3.500%	3.500%	4.200%	2.500%	2.500%	3.200%
Category 4
BB-/Ba3	3.875%	3.875%	4.575%	2.875%	2.875%	3.575%
Category 5
lower than BB-/lower than Ba3	4.250%	4.250%	4.950%	3.250%	3.250%	3.950%

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall fall within different Categories, the Applicable Percentage shall be based on the higher of the two ratings unless one of the two ratings is more than two ratings levels lower than the other, in which case the Applicable Percentage shall be determined by reference to the Category one level below that of the higher of the two ratings; and (iii) if the rating established or deemed to have been established by S&P or Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Lessee, the Lessor and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and each request, rule, guideline or directive thereunder or issued in connection therewith shall and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Consolidated EBITDA” means, for any fiscal period, with respect to the Lessee and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense (including the aggregate yield (expressed in US Dollars) obtained by the purchasers or investors under any Securitization Transactions on their investments in accounts receivable of the Lessee and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions), (c) depreciation and amortization expense, (d) any non-cash extraordinary or non-cash non-recurring losses, (e) non-cash pension settlement charges in an aggregate amount during the term of this Agreement not to exceed $25,000,000 in respect of items that will not require cash payments to be made in future periods, and (f) other non-cash items (other than accruals) reducing Consolidated Net Income, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other non-cash items increasing Consolidated Net Income, and minus any cash payments made in respect of items reflected or to be reflected as non-cash charges reducing Consolidated Net Income during past or future periods, all as determined on a consolidated basis in accordance with GAAP. In the event that there shall have occurred any acquisition or disposition by the Lessee or a Subsidiary of a business or business unit during any period for which Consolidated EBITDA is to be determined, such determination shall be made on a pro forma basis (in accordance with Regulation S-X under the Securities Act of 1933) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period. Following any Permitted Cellular Monetization, calculations of Consolidated EBITDA shall exclude, on a pro forma basis, items of income and expense attributable to any Cellular JV or Cellular Subsidiary with respect to which such Permitted Cellular Monetization shall have occurred.

“Consolidated Interest Expense” means, for any fiscal period, the aggregate of all interest expense of the Lessee and the Consolidated Subsidiaries for such period that, in accordance with GAAP, is or should be included in “interest expense” reflected in the income statement for the Lessee and the Consolidated Subsidiaries (but excluding any amortization of original issue discount in respect of the Lessee’s 5.75% Junior Subordinated Convertible Debentures due September 2029), all as determined on a consolidated basis in accordance with GAAP, plus, for any fiscal period, the aggregate yield (expressed in US Dollars) obtained by the purchasers under any Securitization Transactions on their investments in accounts receivable of the Lessee and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions. In the event that there shall have occurred any acquisition or disposition by the Lessee or a Subsidiary of a business or business unit during any period for which Consolidated Interest Expense is to be determined, such determination shall be made on a pro forma basis (in accordance with Regulation S-X under the Securities Act of 1933) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period. Following any Permitted Cellular Monetization, calculations of Consolidated Interest Expense shall exclude, on a pro forma basis, items interest expense attributable to any Cellular JV or Cellular Subsidiary with respect to which such Permitted Cellular Monetization shall have occurred.

“Consolidated Total Debt” means, at any date, all Indebtedness of the Lessee and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus, without duplication, the aggregate outstanding principal amount of all Securitization Transactions; provided, that following any Permitted Cellular Monetization, calculations of Consolidated Total Debt shall exclude any Non-Recourse Indebtedness of any Cellular JV or Cellular Subsidiary with respect to which such Permitted Cellular Monetization shall have occurred.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status, as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Lessee or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Lessee or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Lessee or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Lessee or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lessee or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Lessee that is not guaranteed by any other Person or subject to any other credit enhancement; provided, however, only for so long as the Lessee Credit Agreement is unsecured, this definition of “Index Debt” shall be deemed to refer to “Corporate Family Rating” for Moody’s and “Corporate Credit Rating” for S&P.

“Lessee Credit Agreement” shall mean that certain $300,000,000 Four-Year Competitive Advance and Revolving Credit Facility Agreement dated as of March 11, 2011, by and among Convergys Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent thereunder, CitiBank, N.A., as Syndication Agent thereunder, BNP Paribas, The Bank of Nova Scotia, PNC Bank, National Association, and Wells Fargo Bank, N.A., as Co-Documentation Agents thereunder, and J.P. Morgan Securities LLC and CitiGroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners thereunder, together with all amendments, modifications, extensions, supplements, restatements and replacements thereof.

“Material Subsidiary” means (a) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary (unless the only Material Subsidiary directly or indirectly owned or controlled by such Subsidiary is CMG Utah Inc.) and (b) CMG Utah Inc. and any other Subsidiary (i) the revenues of which for the most recent period of four fiscal quarters of the Lessee for which financial statements have been delivered pursuant to Section 8.3A.1 (or, prior to the delivery of any such financial statements, for the period of four fiscal quarters ended December 31, 2010) were greater than 1% of the Lessee’s consolidated revenues for such period and (ii) the assets of which as of the end of such period were greater than 1% of Lessee’s consolidated assets as of such date; provided that if at any time (i) the aggregate amount of the revenues of all Subsidiaries that are not Material Subsidiaries exceeds 5% of the Lessee’s consolidated revenues for the most recent period of four fiscal quarters of the Lessee for which financial statements have been delivered pursuant to Section 8.3A.1 (or, prior to the delivery of any such financial statements, for the period of four fiscal quarters ended December 31, 2010) or (ii) the aggregate amount of the assets of all Subsidiaries that are not Material Subsidiaries exceeds 5% of the Lessee’s consolidated assets as of the end of such period, the Lessee (or, in the event the Lessee has failed to do so within 10 Business Days, the Agent) shall designate sufficient Subsidiaries (which shall not include any Cellular JV or Cellular Subsidiary in respect of which a Permitted Cellular Monetization shall have occurred) as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Lessee included in the applicable financial statements. Notwithstanding the foregoing, a Subsidiary formed solely for the purpose of carrying out one or more Securitization Transactions and owning no assets and conducting no business other than those incidental to such Securitization Transactions shall not constitute a Material Subsidiary. Notwithstanding the foregoing, any computation of the Lessee’s consolidated assets or consolidated revenues for purposes of this definition shall exclude the assets (and related revenues) subject to a Securitization Transaction and the assets and revenues of any Cellular JV or Cellular Subsidiary in respect of which a Permitted Cellular Monetization shall have occurred.

“Non-Recourse Indebtedness” means Indebtedness of any Cellular JV or Cellular Subsidiary; provided that (a) none of the Lessee or any other Subsidiary (other than such Cellular JV or Cellular Subsidiary or any of its subsidiaries) is directly or contingently liable (whether as an obligor or by way of any Guarantee or other undertaking) for the payment of any principal, premium or interest on such Indebtedness or for any fees, indemnities, expense reimbursements or other amounts of whatever nature accrued or payable in connection with such Indebtedness and (b) such Indebtedness is not, and does not have the right to be, secured by any Lien on any asset of the Lessee or any other Subsidiary (other than such Cellular JV or Cellular Subsidiary or any of its subsidiaries).

“Permitted Cellular Monetization” means (a) any sale of any Cellular JV or Cellular Subsidiary or any equity interest therein, or (b) any incurrence of Non-Recourse Indebtedness by any Cellular JV or Cellular Subsidiary; provided that immediately after the occurrence of any of the foregoing events, and giving pro forma effect thereto and to any Restricted Payment made or to be made with the proceeds thereof as if they had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements shall have been delivered under Section 8.3A.1(a) or (b) (or, prior to the delivery of any such financial statements, as of the beginning of the period of four fiscal quarters ended December 31, 2010), (i) no Default or Event of Default shall exist and (ii) in the case of any event referred to in clause (a) of this definition, the Lessee’s ratio of (A) Consolidated Total Debt (reduced by any amount of such proceeds used to repay Revolving Loans (as such term is defined in the Lessee Credit Agreement), but only to the extent the Commitments (as such term is defined in the Lessee Credit Agreement) shall have been simultaneously reduced by a like amount), to (B) Consolidated EBITDA for such period of four fiscal quarters, shall not be greater than 2.50 to 1.00.

“Rating Agencies” shall mean Moody’s and S&P or, in each case, any successor nationally recognized statistical rating organization.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of stock or other equity interests in the Lessee, or any payment (whether in cash, securities or other property), on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of stock or other equity interests in the Lessee, and (b) any voluntary prepayment, purchase or redemption of any Indebtedness of the Lessee or a Subsidiary that by its terms is subordinated in right of payment, in whole or in part, to the obligations of the Credit Parties under the Credit Documents.

“Securitization Transaction” means any transfer by the Lessee or any Subsidiary of accounts receivable or interests therein, in a transaction designed to be treated as a “true sale” transaction in a bankruptcy proceeding (though not necessarily for accounting purposes), (a) to a trust, partnership, corporation or other entity, which transfer is funded by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivable or interests therein that have been written off as uncollectible.

“US Dollars” or “$” refers to lawful money of the United States of America.

3. The defined term “Fitch” is hereby deleted in its entirety from Appendix A to the Participation Agreement.

4. Section 6.2(j) of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

(j) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the end of the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.3A.1(a) or (b), exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

5. Section 8.3A.1 of the Participation Agreement is hereby amended as follows:

(a) The preliminary phrase immediately preceding Section 8.3A.1(a) is hereby deleted in its entirety and is replaced by the following:

“The Lessee will furnish to the Agent for delivery to the Lessor and each Lender”.

(b) Section 8.3A.1(e) is hereby amended by deleting the reference therein to “Moody’s, S&P or Fitch” and replacing it with a reference to “Moody’s or S&P”.

6. Section 8.3A.9 of the Participation Agreement is hereby amended by adding the following sentence at the end of such section as follows:

“Concurrent with the delivery of the above-referenced joinder agreement for each such Material Subsidiary, Schedule 6.2(m) and Exhibit L of this Agreement automatically shall be deemed amended to include the applicable Material Subsidiary, and the Agent and the Lessee shall coordinate to produce and distribute the replacement Schedule 6.2(m) and Exhibit L.”

7. Section 8.3B.1 of the Participation Agreement is hereby amended as follows:

(a) Section 8.3B.1(b) is hereby deleted in its entirety and is replaced by the following:

(b) Indebtedness (other than letters of credit) existing on the date hereof and set forth on Schedule 8.3B.1, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that no additional Subsidiaries will be added as obligors or guarantors in respect of any Indebtedness referred to in this clause (b) and no such Indebtedness shall be secured by any additional assets (other than as a result of any Lien covering after- acquired property in effect on the date hereof);

(b) Section 8.3B.1(e) is hereby amended by deleting the reference therein to “additional Subsidiaries as obligors” and replacing it with a reference to “additional obligors”.

(c) Section 8.3B.1(h) is hereby deleted in its entirety and is replaced by the following:

(h) Securitization Transactions to the extent that the aggregate amount, without duplication, of all Securitization Transactions does not at any time exceed $200,000,000;

(d) Section 8.3B.1(i) is hereby deleted in its entirety and is replaced by the following:

(i) Indebtedness consisting of actual or contingent reimbursement obligations in respect of letters of credit in an aggregate amount at any time not in excess of $40,000,000;

(j) Capital Lease Obligations in an aggregate amount not greater than $100,000,000 resulting from sale and leaseback transactions in respect of the Lessee’s properties;

(k) Non-Recourse Indebtedness of any Cellular Subsidiary incurred pursuant to or created after any Permitted Cellular Monetization in respect of such Cellular Subsidiary; and

(l) other Priority Indebtedness in an aggregate amount outstanding at any time not greater than $50,000,000.

8. Section 8.3B.2 of the Participation Agreement is hereby amended as follows:

(a) Section 8.3B.2(b) is hereby amended by deleting the reference therein to “$10,000,000” and replacing it with a reference to “$15,000,000”.

(b) Section 8.3B.2(h) is hereby deleted in its entirety and is replaced by the following:

(h) Liens securing Priority Indebtedness permitted under Section 8.3B.1(a), (c) or (l).

(c) Section 8.3B.2(j) is hereby deleted in its entirety and is replaced by the following:

(j) any Lien on any property or asset of any Cellular JV or Cellular Subsidiary in respect of which a Permitted Cellular Monetization has occurred; and

(k) other Liens not specifically listed above securing obligations (other than Indebtedness) not to exceed $1,000,000 at any one time outstanding.

9. Section 8.3B.3 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.3 Sale and Lease-Back Transactions.

The Lessee will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Lessee and its Subsidiaries may enter into sale and leaseback transactions in respect of its properties so long as any Capital Lease Obligations resulting from such transactions are permitted under Section 8.3B.1(j).

10. Section 8.3B.4 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.4 Fundamental Changes.

(a) The Lessee will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Lessee or any other Subsidiary; provided, that in the case of any merger of one Subsidiary into another, if either of such Subsidiaries shall be a Guarantor, the surviving or resulting Subsidiary must at all times after such merger be a Guarantor; (ii) any Person other than a Subsidiary may merge with the Lessee or a Subsidiary so long as (A) in the case of a merger to which the Lessee is a party, the Lessee must be the surviving or resulting corporation, (B) in the case of a merger to which a Subsidiary is a party, the surviving or resulting Person must be a Subsidiary (and, if any such constituent Subsidiary shall have been a Guarantor, a Guarantor) and (C) in the case of any merger referred to in this clause (iii), the Lessee shall be in compliance on a pro forma basis with the covenants set forth in Sections 8.3B.8 and 8.3B.9 as of the end of and for the most recent period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 8.3A.1 (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended December 31, 2010), giving effect to such merger and any related incurrence or repayment of Indebtedness as if it had occurred at the beginning of such period; and (iii) any Subsidiary may liquidate or dissolve if the Lessee determines in good faith that such liquidation or dissolution is in the best interests of the Lessee and is not materially disadvantageous to the Primary Financing Parties.

(b) The Lessee will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of assets (including the stock of any Subsidiary, whether now owned or hereafter acquired), except that (i) the Lessee or any Subsidiary may sell inventory or equipment in the ordinary course of business; (ii) the Lessee or any Subsidiary may sell, lease or otherwise transfer any assets to the extent that the assets so sold, leased or transferred in any transaction have a book value not greater than $1,500,000, (iii) the Lessee or any Subsidiary may sell, lease or otherwise transfer any of its assets to the Lessee or to any Subsidiary; provided, that in the case of any such transfer to a Subsidiary, if the transferor shall be the Lessee or a Guarantor, the transferee Subsidiary must at all times after such transfer be a Guarantor; (iv) the Lessee or any Subsidiary may transfer equity interests in any Cellular JV or Cellular Subsidiary as part of a Permitted Cellular Monetization; (v) the Lessee may sell or spin-off of the Information Management Business so long as (A) no Default or Event of Default shall exist at the time thereof or after giving pro forma effect thereto and (B) the ratio of (1) Consolidated Total Debt (reduced by any amount of such proceeds used to repay Revolving Loans (as such term is defined in the Lessee Credit Agreement), but only to the extent the Commitments (as such term is defined in the Lessee Credit Agreement) shall have been simultaneously reduced by a like amount) to (2) Consolidated EBITDA as of the end of or for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 8.3A.1 (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended December 31, 2010), giving pro forma effect to such sale or spin-off as if it had occurred at the beginning of such period, shall not be greater than 2.50 to 1.00; and (vi) the Lessee and the Subsidiaries may effect additional transfers, through sales, leases, mergers or otherwise, of assets that in the aggregate do not account for more than (A) during any period of four fiscal quarters, 5%, or (B) from and after the Effective Date, 10%, of the consolidated assets or revenues of the Lessee and the Subsidiaries, as of the end of or for the then most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 8.3A.1 (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended December 31, 2010).

(c) The Lessee will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Lessee and the Subsidiaries on the date of this Agreement and businesses reasonably related thereto, provided that this paragraph (c) shall not apply to any Cellular Subsidiary in respect of which a Permitted Cellular Monetization shall have occurred.

11. Section 8.3B.5 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.5 Transactions with Affiliates.

(a) The Lessee will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

(i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Lessee or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Lessee and the Subsidiaries (other than any Cellular Subsidiary or Cellular JV in respect of which a Permitted Cellular Monetization shall have occurred) not involving any other Affiliate and (iii) dividends or other distributions (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Lessee or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Lessee or any option, warrant or other right to acquire any such shares of capital stock of the Lessee.

(b) The Lessee will not, and will not permit any Subsidiary to, make any additional investments in or loans or advances to, or Guarantee any obligations of, any Cellular Subsidiary or Cellular JV in respect of which a Permitted Cellular Monetization shall have occurred, other than investments, loans, advances and Guarantees in an aggregate amount not greater than $35,000,000 plus the amount of any cash dividends or distributions from any such Cellular Subsidiary or Cellular JV to the Lessee or any Subsidiary (other than to any Cellular Subsidiary or Cellular JV) after the occurrence of such Permitted Cellular Monetization.

12. Section 8.3B.6 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.6 Restrictive Agreements.

The Lessee will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of (a) the Lessee or any Subsidiary to create, incur or permit to exist any Lien upon any of the assets of the Lessee or any Subsidiary to secure the obligations of the Lessee or such Subsidiary under the Credit Documents, or (b) any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Lessee or any other Subsidiary or to Guarantee Indebtedness of the Lessee or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.3B.6 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions contained in any agreement governing Non-Recourse Indebtedness of a Cellular JV or Cellular Subsidiary in respect of which a Permitted Cellular Monetization shall have occurred and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clauses (d), (g), (h) or (j) of Section 8.3B.1 if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof.

13. Section 8.3B.9 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.9 Consolidated Total Debt to Consolidated EBITDA Ratio.

The Lessee will not at any time permit the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters to be greater than (a) prior to December 31, 2012, 3.00 to 1.0, and (b) on or after December 31, 2012, 2.75 to 1.0.

14. Section 8.3B.10 of the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

8.3B.10 Restricted Payments.

The Lessee will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that

(i) the Lessee may declare and pay dividends or make other Restricted Payments that in either case are payable solely in additional shares of its common stock,

(ii) the Lessee may repurchase shares of stock or other equity interests upon the exercise of stock options if such shares of stock or other equity interests represent a portion of the exercise price of such options,

(iii) the Lessee may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Lessee and the Subsidiaries,

(iv) the Lessee may effect a spin-off of the Information Management Business,

(v) the Lessee may make Restricted Payments with the cash proceeds of any Permitted Cellular Monetization, and

(vi) the Lessee may make additional Restricted Payments at any time in an amount not greater than the excess of (A)(1) $50,000,000 in the aggregate for the period after the date hereof plus (2) 50% of Consolidated Net Income (to the extent positive) for each period of two consecutive fiscal quarters, commencing with the period of two fiscal quarters ending June 30, 2011, for which financial statements shall have been delivered under Section 8.3A.1(a) or (b), minus (3) 100% of Consolidated Net Income (to the extent negative) for each period of two consecutive fiscal quarters, commencing with the period of two fiscal quarters ending June 30, 2011, for which financial statements shall have been delivered under Section 8.3A.1(a) or (b), minus (4) cash redemptions of the Lessee’s 5.75% Junior Subordinated Convertible Debentures due September 2029 or any other cash payments required in connection therewith, over (B) the aggregate amount of all Restricted Payments theretofore made after the date of this Agreement; provided, that no Restricted Payment shall be permitted under the preceding clauses (iv) or (v) or this clause (vi) unless (x) at the time thereof and after giving effect thereto, no Default or Event of Default shall exist, and (y) after giving pro forma effect thereto and to any related incurrence of Indebtedness, the ratio of Consolidated Total Debt to Consolidated EBITDA as of the end of and for the most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered under Section 8.3A.1(a) or (b) (or, prior to the delivery of any such financial statements, the period of four fiscal quarters ended December 31, 2010) shall not exceed 2.00 to 1.00. For purposes of clause (vi) of the preceding sentence, Consolidated Net Income for any period shall (i) exclude all income and losses for such period of any Cellular JV or Cellular Subsidiary in respect of which a Permitted Cellular Monetization has occurred,

(ii) be increased by any non-cash extraordinary or non-cash non-recurring losses or other non-cash items (other than accruals) reducing Consolidated Net Income for such period, (iii) be reduced by any extraordinary or non-recurring gains or other non-cash items increasing Consolidated Net Income for such period, and (iv) be reduced by any cash payments made during such period in respect of items reflected or to be reflected as non-cash charges reducing Consolidated Net Income during past or future periods. Notwithstanding anything to the contrary in this Section, the Lessee shall be permitted to make cash redemptions of its 5.75% Junior Subordinated Convertible Debentures due September 2029 or any other cash payments required in connection therewith.

15. Schedule 6.2(m) to the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

SCHEDULE 6.2(m)

Material Subsidiaries

Convergys Information Management Group Inc., an Ohio corporation – 100% owned by Convergys Corporation	Convergys EMEA Ltd – UK entity – ultimately 100% owned by Convergys Corporation

Convergys Customer Management Group Inc., an Ohio corporation – 100% owned by Convergys Corporation	Convergys CMG UK Limited – UK entity – ultimately 100% owned by Convergys Corporation

Convergys CMG Utah, Inc., a Utah corporation – 15% ultimately owned by Convergys Information Management Group Inc. and 85% ultimately owned by Convergys Customer Management Group Inc.	Asset Ohio Fourth Street LLC, an Ohio limited liability company – 100% owned by Convergys Corporation

Encore Receivable Management, Inc., a Kansas corporation – 100% owned by Convergys Customer Management Group Inc.	Convergys Cellular Systems Company, an Ohio corporation – 100% owned by Convergys Information Management Group Inc.

Intervoice, Inc., a Texas corporation – 100% owned by Convergys Corporation	Convergys Customer Management International Inc., an Ohio corporation – 100% owned by Convergys Customer Management Group Inc.

Convergys Government Solutions LLC, an Ohio limited liability company – 100% owned by Convergys Corporation	Convergys Customer Management Group Canada Holding Inc., a Delaware corporation – 100% ultimately owned by Convergys Customer Management Group Inc.

Brite Voice Systems, Inc., a Kansas corporation – 100% owned by Intervoice, Inc.

Convergys Finance Corp., an Ohio corporation – 100% owned by Convergys Corporation

16. Exhibit L to the Participation Agreement is hereby deleted in its entirety and is replaced by the following:

EXHIBIT L

STATES OF INCORPORATION/FORMATION AND

PRINCIPAL PLACE OF BUSINESS OF EACH CREDIT PARTY

(Pursuant to Section 6.2(o) of the Participation Agreement)

Credit Parties	State of Incorporation / Formation	State of Principal Place of Business

Convergys Corporation	Ohio	Ohio

Convergys Information Management Group Inc.	Ohio	Ohio

Convergys Customer Management Group Inc.	Ohio	Ohio

Convergys CMG Utah, Inc.	Utah	Utah

Encore Receivable Management, Inc.	Kansas	Kansas

Intervoice, Inc.	Texas	Texas

Convergys Government Solutions LLC	Ohio	Ohio

Asset Ohio Fourth Street LLC	Ohio	Ohio

Convergys Cellular Systems Company	Ohio	Ohio

Convergys Customer Management International Inc.	Ohio	Ohio

Convergys Customer Management Group Canada Holding Inc.	Delaware	Ohio

Brite Voice Systems, Inc.	Kansas	Kansas

Convergys Finance Corp.	Ohio	Ohio

17. Section 17.1(f) of the Lease is hereby deleted in its entirety and is replaced by the following:

(f) (i) Any Credit Party or any subsidiary of any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount within applicable grace periods) in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (f)(ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (B) redemption of the Lessee’s 5.75% Junior Subordinated Convertible Debentures due September 2029 required under the terms of the indenture governing such debentures, or (iii) the occurrence of a Lessee Credit Agreement Event of Default;

18. Section 17.1(r) of the Lease is hereby amended by deleting the reference therein to “subsidiary” and replacing it with a reference to “Subsidiary”.

ARTICLE II

CONDITIONS PRECEDENT

This Amendment shall be effective and binding on the date (the “Amendment Closing Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

(a) Executed Amendment. Receipt by the Agent of a copy of this Amendment duly executed and delivered by the Borrower, the Agent, the Majority Secured Parties and the Lessee.

(b) Officer’s Certificate. Receipt by the Agent of a certificate executed by a responsible officer of the Lessee as of the date hereof stating that immediately after giving effect to this Amendment and all the transactions contemplated to occur on the date hereof, (A) no Lease Default or Lease Event of Default shall have occurred and be continuing, (B) all representations and warranties of the Credit Parties contained in this Amendment and in the Participation Agreement and the other Operative Agreements (except those which expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date) are true and correct, and (C) the Credit Parties are in compliance with each of the financial covenants referenced in the Participation Agreement.

(c) Legal Opinion. Receipt by the Agent of a legal opinion from counsel to the Credit Parties.

ARTICLE III

MISCELLANEOUS

1. Representations and Warranties. The Lessee hereby certifies that each representation and warranty of the Lessee in any Operative Agreement (as amended by this Amendment) is true and correct as of the date hereof, except to the extent that any such representation and warranty relates to an earlier date, in which case such representation and warranty was true and correct as of such earlier date.

2. Defaults and Events of Default. The Lessee hereby certifies that there is no Default or Event of Default existing under any of the Operative Agreements as of the date hereof, and the execution and delivery by the Lessee of this Amendment will not result in any Default or Event of Default under any Operative Agreement, as modified and amended pursuant to this Amendment.

3. Full Force and Effect. Except as modified by this Amendment, all of the terms and provisions of the Operative Agreements (including Schedules and Exhibits) shall remain in full force and effect.

4. Costs and Expenses. In connection with the preparation, execution and delivery of this Amendment, the Lessee agrees to pay all reasonable costs and out-of-pocket expenses of (a) the Agent, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC and (b) the other Primary Financing Parties.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSEE:
CONVERGYS CORPORATION, as the Lessee

	By:	/s/ DAVID R. WIEDWALD
	Name:	David R. Wiedwald
	Title:	Treasurer

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

GUARANTORS:
CONVERGYS CUSTOMER MANAGEMENT GROUP Inc., as a Guarantor

	By:	/s/ DAVID R. WIEDWALD
	Name:	David R. Wiedwald
	Title:	Treasurer

CONVERGYS INFORMATION MANAGEMENT GROUP INC., as a Guarantor

	By:	/s/ DAVID R. WIEDWALD
	Name:	David R. Wiedwald
	Title:	Treasurer

CONVERGYS CMG UTAH, INC., as a Guarantor

	By:	/s/ ROBERT A. LENTO
	Name:	Robert A. Lento
	Title:	President

ENCORE RECEIVABLE MANAGEMENT, INC., as a Guarantor

	By:	/s/ ANDRE S. VALENTINE
	Name:	Andre S. Valentine
	Title:	Treasurer

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Convergys Corporation

INTERVOICE, INC., as a Guarantor

By:	/s/ ALAN ASHWORTH
Name:	Alan Ashworth
Title:	Treasurer

CONVERGYS GOVERNMENT SOLUTIONS LLC, as a Guarantor

By:	/s/ EARL C. SHANKS
Name:	Earl C. Shanks
Title:	Manager

ASSET OHIO FOURTH STREET LLC, as a Guarantor

By:	/s/ EARL C. SHANKS
Name:	Earl C. Shanks
Title:	Treasurer

CONVERGYS CELLULAR SYSTEMS COMPANY, as a Guarantor

By:	/s/ DAVID R. WIEDWALD
Name:	David R. Wiedwald
Title:	Treasurer

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

CONVERGYS CUSTOMER MANAGEMENT INTERNATIONAL INC., as a Guarantor

By:	/s/ DAVID R. WIEDWALD
Name:	David R. Wiedwald
Title:	Treasurer

CONVERGYS CUSTOMER MANAGEMENT GROUP CANADA HOLDING INC., as a Guarantor

By:	/s/ CLAUDIA L. CLINE
Name:	Claudia L. Cline
Title:	General Counsel

BRITE VOICE SYSTEMS, INC., as a Guarantor

By:	/s/ ALAN ASHWORTH
Name:	Alan Ashworth
Title:	Treasurer

CONVERGYS FINANCE CORP., as a Guarantor

By:	/s/ DAVID R. WIEDWALD
Name:	David R. Wiedwald
Title:	Treasurer

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

BORROWER AND LESSOR:
WACHOVIA DEVELOPMENT CORPORATION, as the Borrower and as the Lessor

	By:	/s/ WESTON R. GARRETT
	Name:	Weston R. Garrett
	Title:	Managing Director

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

THE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent

	By:	/s/ WESTON R. GARRETT
	Name:	Weston R. Garrett
	Title:	Managing Director

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

LENDERS:
THE BANK OF NOVA SCOTIA, as a Credit Lender

	By:	/s/ DIANE EMANUEL
	Name:	Diane Emanuel
	Title:	Managing Director

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

BNP PARIBAS LEASING CORPORATION, as a Credit Lender and as a Mortgage Lender

By:	/s/ LLOYD G. COX
Name:	Lloyd G. Cox
Title:	Managing Director

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Mortgage Lender

By:	/s/ WESTON R. GARRETT
Name:	Weston R. Garrett
Title:	Managing Director

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Amendment No. 1 to Certain Operative Agreements

Convergys Corporation